Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Virginia Dividend Advantage Municipal Fund 2 (the "Fund"), certify that, to the best of each such officer's knowledge and belief:

     1. The Form N-CSR of the Fund for the period ended April 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: August 6, 2004
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                                           /s/ Gifford R. Zimmerman
                                               ---------------------
                                               Chief Administrative Officer
                                               (Chief Executive Officer)

                                           /s/ Stephen D. Foy
                                               ---------------------
                                               Vice President, Controller
                                               (Chief Financial Officer)